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                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 21, 2001, relating to the financial statements and financial highlights of Schroder International Fund, Schroder Emerging Markets Fund, Schroder International Smaller Companies Fund, Schroder U.S. Large Cap Equity Fund, Schroder U.S. Smaller Companies Fund, Schroder Ultra Fund and Schroder Emerging Markets Fund Institutional Portfolio of Schroder Capital Funds (Delaware) which appear in the October 31, 2001 Annual Reports to Shareholders of Schroder Mutual Funds and to Shareholders of Schroder Emerging Markets Fund Institutional Portfolio, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.




PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
January 28, 2002